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                                                                     EXHIBIT 4.9

                 LETTER OF CREDIT SECURITY COMMITMENT AGREEMENT

     This Letter of Credit Security Commitment Agreement, dated as of September 18, 2001, is entered into among Internet America, Inc., a Texas corporation (the "Company") and William O. Hunt (the "Holder"). The parties hereto agree as follows:

                                    RECITALS

     A. The Company desires to appeal an adverse judgment rendered against the Company in that certain lawsuit against the Company styled Cindy Carradine v. Internet America, Inc., Michael T. Maples and William O. Hunt (the "Lawsuit"), and, in connection with such appeal, is required to post a bond in the amount of $3,500,000.00 (the "Bond") with the Clerk for the District Court of Dallas County, Texas, 14th Judicial District.

     B. The Company desires that the Holder provides the security required by Bank to issue a letter of credit in lieu of the Bond, and the Holder has agreed to provide such security on behalf of the Company, subject to the terms and conditions set forth in this Agreement.

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement:

     "Agreement" means this agreement, as it may be amended or modified and in effect from time to time.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the Chief Executive Officer, President, any Vice President or Chief Financial Officer of the Company.

     "Bank" means Chase National Bank, or such other financial institution as may be agreed to by the Company and the Holder, that will issue the Letter of Credit.

     "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Dallas for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in

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excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of voting stock of the Company (other than as a result of the conversion of the Notes as set forth in Article V) ; (ii) the sale of all or substantially all of the assets of the Company; or (iii) a merger or consolidation of the Company with any other Person.

     "Closing" is defined in Section 7.1.

     "Closing Date" is defined in Section 7.1.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means the obligation of the Holder to provide security for the Letter of Credit and to make Loans not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time pursuant to the terms hereof.

     "Commitment Payment Date" means the last Business Day of each calendar quarter during the period beginning on the Closing Date and ending on the Commitment Termination Date.

     "Commitment Termination Date" means the date on which the Letter of Credit is either funded as a result of a Final Judgment or terminated at the request of the Company as a result of a settlement of the Litigation.

     "Common Stock" means the Company's common stock, par value $.01 per share, or shares resulting from any subdivision or combination of such common stock or, in the case of any reorganization , reclassification, merger, consolidation or sale of the type referred to in Section 5.2 and 5.3, the stock or other securities or property provided for in such Section.

     "Company" means Internet America, Inc., a Texas corporation, and its successors and assigns.

     "Company SEC Documents" means all forms, reports, statements, schedules, registration statements and other documents required to be filed with the United States Securities and Exchange Commission.

     "Company Stock Plans" means the Company's 1996 Nonqualified Stock Option Plan, 1998 Nonqualified Stock Option Plan and Employee and Consultant Stock Option Plan, and the Employee Stock Purchase Plan.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

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     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion Price Per Share" means eighty-five percent (85%) of the Weighted Average Closing Price,, as adjusted pursuant to Sections 5.2 and 5.3. Notwithstanding the foregoing, the Conversion Price Per Share shall not be less than $0.35 per share of Common Stock, nor greater than $0.65 per share of Common Stock.

     "Covad Indebtedness" means the amount of indebtedness owed by the Company to Covad Communications Company ("Covad") under that certain Promissory Note payable to Covad dated as of June 5, 2001, the amount of which is approximately $650,000.

     "Default" means an event described in Article XI.

     "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not such property is owned, leased or operated or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws; provided, however, that the term "Environmental Claim" shall not include any such claim, demand, action, suit, complaint, proceeding or other communication under an insurance or reinsurance policy issued by the Company.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "Environmental Permits" "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required for an entity and its facilities to conduct its business under Environmental Laws.

     "Environmental Report" means any report, study, assessment, audit, or other similar document that addresses any issue of noncompliance with, or liability under, any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Excluded Taxes" means, in the case of the Holder, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which the Holder is incorporated or organized or resides or
(ii) the jurisdiction in which the Holder's principal executive office is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Final Judgment" means a final, non-appealable judgment rendered in the Litigation.

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     "Financing Statements"" such financing statements and other instruments as the Holder shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent.

     "Hazardous Materials" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

     "Holder" means the Person (other than the Company) listed on the signature page of this Agreement and its respective successors and assigns.

     "Holder's Election Notice" is defined in Section 2.3.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations and (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Judgment" means the judgment rendered against the Company in the Litigation, for so long as such judgment remains subject to appeal.

     "Letter of Credit" means the letter of credit to be secured by the Holder and issued by Bank on behalf of the Company in favor of the entity issuing the Bond, to secure the Judgment while the Judgment is being appealed by the Company.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Litigation" means the lawsuit styled Cindy Carradine v. Internet America, Inc., Michael T. Maples and William O. Hunt filed by Cindy Carradine against the Company.

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     "Loan" means, with respect to a Holder, the Holder's loan made pursuant to
Article III (or any conversion or continuation thereof).

     "Loan Documents"" means this Agreement, any Notes issued pursuant to Sections 3.1 and 3.2 and the Security Agreement and any agreements, instruments and financing statements executed in accordance therewith.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Holder thereunder. "Material Indebtedness" is any Indebtedness in excess of $500,000, excluding the Covad Indebtedness.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Note"" means any promissory note issued pursuant to Sections 3.1 and 3.2 in the form of Exhibit A.

     "Obligations" means security provided by the Holder for the Letter of Credit (if drawn upon), all commitment fees, unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Company to the Holder under the Loan Documents.

     "Other Taxes" is defined in Section 4.5.

     "Original Issue Date" means the date on which the Loans are made (or deemed to be made) by the Company to the Holder pursuant to Sections 3.1 or 3.2.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Liens" means those Liens described in Section 8.11.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within

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30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the security agreement securing the Company's performance and payment of the Obligations in the form attached hereto as Exhibit B.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

     "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Warrant" shall mean a warrant in the form attached hereto as Exhibit C, issued to Holder in accordance with Section 4.3

     "Weighted Average Closing Price" means the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the ten-trading day period beginning September 18, 2001. In the event quotations are not available for the Common Stock on the over-the-counter market, and the Common Stock is not listed for trading on any established stock exchange or a national market system, the Weighted Average Closing Price shall be determined by the Company's Board of Directors in the good faith exercise of its reasonable business judgment.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

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                                   ARTICLE II
                                   COMMITMENT

     2.1 Letter of Credit Security Commitment. The Holder agree, on the terms and conditions set forth in this Agreement and upon terms reasonably acceptable to the Bank, to provide the security required by Bank in connection with its issuance of the Letter of Credit, the form of which shall be reasonably acceptable to the Holder. The security to be provided by the Holder to the Bank shall be in the amount of the Holder's Commitment.

     2.2 Commitment Fee. The Company agrees to pay to the Holder a commitment fee of 8% per annum on the Holder's Commitment from the Closing Date to and including the Commitment Termination Date, payable in arrears on each Commitment Payment Date and on the Commitment Termination Date. All payments of the commitment fee due under this Section 2.2 shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Holder at the address set forth below for the Holder, or at such other address specified in writing by the Holder pursuant to Section 11.11, by noon (local time) on the date when due.

     2.3 Reduction in Commitment. Subject to Sections 3.1 and 3.2, the Company may reduce the Commitment in whole, or in part, upon at least thirty (30) days' prior written notice to the Holder, which notice shall specify the amount of any such reduction. Upon any reduction in the Commitment, the Holder may elect to purchase an aggregate number of shares of Common Stock from the Company, equal to the amount of the proposed reduction of the Holder's Commitment (or any lesser amount designated in writing by the Holder), divided by the Conversion Price Per Share; provided, however, that if the Commitment is reduced by the Company within the first six (6) months after the Closing Date, the Holder may purchase only fifty percent (50%) of the Common Stock so purchasable as provided above. Any election by the Holder to purchase shares of Common Stock pursuant to this Section 2.3 must be in writing, delivered to the Company at the address set forth below within ninety (90) days of the date of the effectiveness of the reduction in the Holder's Commitment (the "Holder's Election Notice"). The closing of any such purchase shall take place on the date specified in the Holder's Election Notice, subject to the Company's receipt of the purchase price, by wire transfer or other method designated in writing by the Company, for such shares of Common Stock.

                                   ARTICLE III
                                 LOANS AND NOTES

     3.1 Letter of Credit Funding. In the event the Letter of Credit is funded by Bank, the Company shall immediately notify the Holder and the amount of such funding shall be deemed to be a Loan by the Holder to the Company. If an Event of Default occurs hereunder, the security provided by a Holder for the Letter of Credit will, at the Holder's election by notice to the Company, be deemed to be a Loan by the Holder to the Company. Upon such event or events, the Company shall immediately issue to the Holder, a Note (or Notes as directed in writing by the Holder) in the principal amount equal to the lesser of (a) the Holder's Commitment, or (b) the portion of the Holder's Commitment that comprises the amount of such funding. If the Letter of Credit is funded for less than the Commitment, the Holder shall have the purchase rights set forth in Section 2.3 only with respect to the amount the Commitment exceeds the required funding amount.

     3.2 Settlement of Litigation. In the event the Litigation is settled before a Final Judgment is rendered, the Company may terminate the Letter of Credit and convert the Commitment, or a portion thereof, into a Loan from the Holder, the proceeds of which shall be applied by the Company to, and only to, the

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settlement amount. Upon such event, the Company shall immediately issue to the
Holder, a Note (or Notes as directed in writing by the Holder) in the principal amount equal to the lesser of (a) the Holder's Commitment, or (b) the portion of the Holder's Commitment that comprises the amount of such Loan. If the amount of the Commitment converted by the Company into a loan pursuant to this Section 3.2 is less than the Commitment, the Holder shall have the purchase rights set forth in Section 2.3 only with respect to the amount the Commitment exceeds the aggregate loan amount. Notwithstanding anything to the contrary herein, in no event will the Holder be required to loan the Company the monies contemplated by this Section 3.2 unless the Bank releases the Holder's security for the Letter of Credit in an amount at least equal to the amount of such Loan.

                                   ARTICLE IV
                             REPAYMENT OF THE NOTES

     4.1 Interest Rates. Interest on the Notes shall be computed, at the rate of twelve percent (12%) per annum, for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued.

     4.2 Repayment of the Notes. The Company covenants and agrees that upon issuance of the Notes, it will repay to the Holder, accrued and unpaid interest on the Notes in quarterly installments, beginning on the first Business Day of the calendar quarter immediately following the Original Issue Date. The Company further covenants and agrees to repay to the Holder the unpaid principal balance of the Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder, in four (4) equal quarterly payments, payable on the first Business Day of each calendar quarter immediately following the second anniversary of the Original Issue Date..

     4.3 Prepayment. The Company may prepay the Notes, in whole or in part, upon thirty (30) days prior written notice to the Holder; provided that partial prepayments may be made only in increments of $100,000. In the event of a proposed prepayment by the Company, (a) prior to such prepayment, the Holder shall have the right to convert the amount of the proposed prepayment into shares of Common Stock in accordance with Section 5.1, regardless of the period of time that the Notes have been outstanding, and (b) upon prepayment of the Notes, to the extent Holder does not exercise its right to so convert, the Holder shall receive a Warrant to purchase fifty percent (50%) of the number of shares of Common Stock that the Holder would have been able to convert into shares of Common Stock pursuant to Section 4.3(a). Any Warrant issued in accordance with this Section 4.3 shall be immediately exercisable and will remain effective until the second anniversary of the Original Issue Date. In the event of a Change in Control, the Note shall become immediately due and payable.

     4.4 Home Office Payment. The Company will pay all sums becoming due on Notes for principal and interest to the Holder in cash (by check or wire transfer to the account(s) designated in writing by the Holder) at the address specified below for the Holder, or by such other method or at such other address as the Holder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Holder of a Note shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at their principal executive office.

     4.5 Taxes. Any and all payments by the Company hereunder or under the Notes or other Loan Documents that are made to or for the benefit of the Holder shall be made free and clear of and without

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deduction for any and all Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Notes or other Loan Documents to Holder, the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this paragraph), the Holder receives an amount equal to the sum it would have received had no such deductions been made. The Company shall make such deductions and the Company shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Company agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Loan Documents or from the execution or delivery by the Company or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Holder of its respective rights under any and all Loan Documents (collectively, "Other Taxes"). The Company will indemnify the Holder for the full amount of Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty
(30) days from the date Holder provide the Company with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by the Holder in good faith to the Company shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Company under this Section 4.5 shall survive the payment of the Notes and the termination of this Agreement. Within thirty (30) days after the Company having received a receipt for payment of Taxes and/or Other Taxes, the Company shall furnish to the appropriate Holder, the original or certified copy of a receipt evidencing payment.

     4.6 Maximum Lawful Rate. This Agreement, the Notes and the other Loan Documents are hereby limited by this Section 4.6. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Holder exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Holder in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, the Holder shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the Aggregate Commitment or principal amount of the Notes, as the case may be, in such manner as may be determined by the Holder, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the Aggregate Commitment or principal amount of the Notes, as the case may be, such excess shall be refunded to the Company.

     4.7 Certain Waivers. The Company unconditionally waive (i) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (ii) any rights of recession, setoff, counterclaim or defense to payment under the Notes or otherwise that the Company may have or claim against any Holder or any prior Holder.

                                    ARTICLE V
                               CONVERSION OF NOTES

     5.1 Conversion Rate. At any time, and from time to time, after the Original Issue Date, but before the second anniversary of the Original Issue Date, the Holder of the Note may convert the principal and accrued interest of the Note, in whole or in part, into shares of the Common Stock at the Conversion Price Per Share upon written notice to the Company.

     5.2 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares

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of Common Stock into a greater number of shares, the Conversion Price Per Share in effect immediately prior to such subdivision will be proportionately decreased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price Per Share in effect immediately prior to such combination will be proportionately increased.

     5.3 Reorganization, Reclassification, Consolidation, Merger or Sale. In case at any time or from time to time, the Company shall (a) effect a capital reorganization, reclassification or recapitalization, (b) consolidate with, combine with or merge into any other Person, or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the Holder, at any time after the consummation of such reorganization, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or other securities) issuable upon conversion of the Notes, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so converted the Note immediately prior thereto at the Conversion Price Per Share in effect immediately prior thereto, all subject to further adjustment thereafter as provided in this Article V.

     5.4 Surrender of Note for Conversion. As promptly as practicable after the surrender, as herein provided, of the Note in proper form for conversion, the Company shall deliver a certificate or certificates representing the number of fully paid and nonassessable shares of the Common Stock into which the Note (or portion thereto) has been converted in accordance with the provisions of this
Article V. Subject to the following provisions of this Article V, such conversion shall be deemed to have been made immediately prior to the close of business on the date that this Note shall have been surrendered for conversion, accompanied by written notice, so that the rights of the Holder of this Note as a holder thereof shall cease with respect to this Note (or the portion thereof being converted) at such time, and the person or persons entitled to receive the shares of the Common Stock upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such shares of the Common Stock at such time. Provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of the Common Stock upon such conversion as the record holder or holders of such shares of the Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of the Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of the business on the next succeeding day on which such stock transfer books are open.

     5.5 Endorsement; Re-Issue. This Note, when surrendered for conversion, shall be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Company duly executed by the Holder of this Note. For convenience, the conversion of all or a portion, as the case may be, of the principal and accrued interest of this Note into the Common Stock is hereinafter sometimes referred to as the conversion of this Note. In the event that this
Note is converted in part only, upon such conversion, the Company shall execute and deliver to the Holder, without service charge, a new Note, of any authorized denomination or denominations as requested by the Holder, in aggregate principal amount equal to and in exchange for the unconverted portion of the Note so surrendered.

     5.6 Reclassification of Common Stock. In case of any reclassification or change of outstanding shares of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder of this

Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock of the Company or of such successor or purchasing corporation and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock of the Company into which this Note might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, or conveyances.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Holder that the statements contained in the Article VI are true and correct, except as set forth in the Schedules delivered by the Company to the Holder concurrently herewith.

     6.1 Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries (i) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (ii) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (iii) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in the Company SEC Documents, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     6.2 Capital Structure.

         (a) As of July 31, 2001, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of July 31, 2001, (i) 10,005,263 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were held in the treasury of the Company, (iii) 2,459,689 shares of Common Stock were reserved for issuance under outstanding Company Stock Plans, including stock appreciation rights, performance units and stock units, and (iv) no shares of preferred stock were issued or outstanding. All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("Company Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. The shares of Common Stock issuable in accordance with Section 2.3 and upon conversion of the Notes have been reserved for issuance and, when issued upon payment therefor in accordance with Section 2.3 or upon conversion of the Notes in accordance with the terms thereof, will be duly authorized, validly issued and fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, as described in the Company SEC Documents and for the transactions contemplated by this Agreement, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing (A) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Company Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries, (B) securities convertible into or exchangeable for such shares or equity interests or (C) obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment.

         (b) All of the outstanding shares of capital stock of each of the Company's Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all Liens.

         (c) There are no voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries. Neither the Company nor its Subsidiaries is a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire shares of capital stock of the Company or any of its Subsidiaries, whether as a result of the transactions contemplated by this Agreement or otherwise.

         (d) Except as set forth on Schedule 6.2(d), since April 1, 2000, the Company has not (i) made or agreed to make any stock split or stock dividend, or issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company other than pursuant to the Company Stock Option Plan or any outstanding Company Stock Option, (ii) repurchased, redeemed or otherwise acquired any shares of capital stock of the Company or (iii) declared, set aside, made or paid to the shareholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company.

     6.3 Authorization and Validity. The Company has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     6.4 No Conflict; Government Consent. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or (ii) the Company's or any Subsidiary's articles or certificate of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the receipt of the Loans under this Agreement, the payment and performance by the Company of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     6.5 SEC Filings; Financial Statements.

         (a) The Company has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the SEC since January 1, 2000 (the "Company SEC Documents"), each of which complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. No Subsidiary of the Company is required to file any form, report, statement, schedule, registration statement or other document with the SEC. No Company SEC Document, when filed (or, if amended or superseded by a filing prior to the Closing Date, on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for normal and recurring year-end adjustments that are not material.

         (c) Except as set forth in Schedule 6.5(c) and on the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2001 included in the Company SEC Documents (the "Latest Balance Sheet"), or in the notes thereto, neither the Company nor any of its Subsidiaries has any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due), and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since March 31, 2001, none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

     6.6 Material Adverse Change. Except as set forth on Schedule 6.6, since March 31, 2001 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     6.7 Taxes. Except as set forth on Schedule 6.7, the Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. Except as set forth on Schedule 6.7, no tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     6.8 Litigation and Contingent Obligations. Except as set forth on Schedule 6.8, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect, the Company has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.5.

     6.9 Labor and Employment. The Company and its Subsidiaries are and each of their Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Company or its Subsidiaries or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which any of the Company or its Subsidiaries are or were required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Company nor any member of the Controlled Group has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. The Company is in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.

     6.10 Accuracy of Information. No information, exhibit or report furnished by the Company or any of its Subsidiaries to any Holder in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     6.11 Material Agreements.

         (a) All of the contracts of the Company and its Subsidiaries that are required to be described in the Company SEC Documents or to be filed as exhibits thereto (the "Company Material Contracts") are described in the Company SEC Documents or filed as exhibits thereto. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of any Company Material Contract, except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

         (b) Except as set forth on Schedule 6.11(b), neither the Company nor any of its Subsidiaries is party to any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries to (i) sell any products or services of or to any other person,
(ii) engage in any line of business in any geographical area or (iii) compete with or obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries.

         (c) Neither the Company nor any of its Subsidiaries is a party to or bound by any contract, agreement or arrangement which would cause the rights or obligations of any party thereto to change upon the consummation of the transactions contemplated by the Loan Documents.

     6.12 Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     6.13 Ownership of Properties. On the date of this Agreement, the Company and its Subsidiaries will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Company's most recent consolidated financial statements included in the Company SEC Documents.

     6.14 Intellectual Property; Licenses. Each of the Company and its Subsidiaries possesses all proprietary rights necessary to conduct their business and operations as heretofore conducted or as proposed to be conducted by it. All proprietary rights registered in the name of the Company and applications therefor filed by the Company are listed on Schedule 6.14. No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. The Company does not have any notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Company's ability to retain or obtain any authorization necessary for the operation of its business.

     6.15 Environmental Matters. Except to the extent that any inaccuracy in any of the representations set forth in this Section 6.15, individually or in the aggregate with any other inaccuracy under the respective representations set forth in this Section 6.15, would not reasonably be expected to have a Material Adverse Effect with respect to the Company, each of the Company and each of its Subsidiaries is in compliance with all Environmental Laws applicable to the properties, assets or businesses of the Company and its Subsidiaries, and possesses and complies with and has possessed and complied with all Environmental Permits required under such laws. None of the Company and its Subsidiaries has received any Environmental Claim with respect to their respective properties, assets or businesses, and to the knowledge of Company and its Subsidiaries there are no threatened Environmental Claims or any Environmental Claims pending or threatened against any entity for which the Company or any of its Subsidiaries may be responsible. None of the Company and its Subsidiaries has assumed, contractually or by operation of law, any known liabilities or obligations under any Environmental Laws. To the knowledge of the Company, there are no present or past events, conditions, circumstances, practices, plans or legal requirements that would reasonably be expected to (i) result in liability to the Company or any of its Subsidiaries under Environmental Laws, or (ii) prevent, or reasonably be expected to increase the burden on, the Company or any of its Subsidiaries in complying with Environmental Laws or in obtaining, renewing, or complying with all Environmental Permits required to be obtained by the Company and its Subsidiaries under such laws. To the knowledge of the Company, there have been no Hazardous Materials or other conditions at or from any property owned, operated or otherwise used by the Company or any of its Subsidiaries now or, to the best knowledge of the Company, in the past that would reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under any Environmental Law. The Company has provided to the Holder all Environmental Reports with respect to the properties, assets or businesses of the Company and its Subsidiaries in the possession or control of the Company or any of its Subsidiaries.

     6.16 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     6.17 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.18 Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Company or any of their officers, directors or agents with respect to the issue of the Notes, or the transactions contemplated by this Agreement. The Company agrees to indemnify the Holder and hold them harmless from and against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Company, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by the Holder without the knowledge of the Company.

                                   ARTICLE VII
                                   CONDITIONS

     7.1 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Jackson Walker, LLP, 901 Main Street, Suite 6000, Dallas Texas, 75063 on September 13, 2001 , or such other date as mutually agreed to by the parties (the "Closing Date")

     7.2 Holders Conditions. The obligation of the Holder to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions:

         (a) Representations and Warranties True. The representations and warranties of the Company contained in Article VI hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

         (b) Security Agreement. The Company and the Holder shall have entered into the Security Agreement, and the Company shall have executed and delivered the Financing Statements to the Holder. The Holder shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Company other than Permitted Liens.

         (c) Closing Documents. The Company will have delivered or caused to be delivered to the Holder all of the following documents in form and substance satisfactory to the Holder:

               (i) a certificate of the secretary or assistant secretary of the Company, certifying as to the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by the Company hereunder;

               (ii) copies of the resolutions unanimously and duly adopted by the Company's board of directors authorizing the execution, delivery and performance by the Company of this Agreement and each of the other Loan Documents, and the consummation of all of the other transactions hereunder and thereunder, certified as of the Closing Date by the secretary or assistant secretary of the Company;

               (iii) a certificate dated as of the Closing Date from an officer of the Company stating that the conditions specified in this Section 7.1 have been fully satisfied or waived by the Holder;

               (iv) the Registration Rights Agreement substantially in the form of Exhibit D, executed by the Company;

               (v) an opinion of Jackson Walker, LLP, counsel to the Company, in the form of Exhibit E;

               (vi) the shareholder consent in the form of Exhibit F, signed by William Ladin; and

               (vii) such other documents relating to the transactions contemplated by this Agreement as the Holder may reasonably request.

         (d) Fees and Expenses. On the Closing Date, the Company shall have paid the fees and expenses of the Holder, payable by the Company pursuant to Section
13.7 hereof.

         (e) Company's Fairness Opinion. The Company shall have received an opinion from its financial advisors to the effect that, as of the date of such opinion, the transactions contemplated hereunder are fair, from a financial point of view, to the Company.

         (f) Proceeding. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Holder.

     7.3 Company's Conditions. The obligation of the Company to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions:

         (a) Representations and Warranties True. The representations and warranties of the Holder contained in Section 9.2 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

         (b) Letter of Credit. The Holder shall have arranged with Bank to provide the security necessary for the Bank to issue the Letter of Credit.

         (c) Company's Fairness Opinion. The Company shall have received an opinion from its financial advisors to the effect that, as of the date of such opinion, the transactions contemplated hereunder are fair, from a financial point of view, to the Company.

                                  ARTICLE VIII
                                 POST COVENANTS

     After the Closing and until the later of (a) the Commitment Termination Date or (b) the time that the Notes have been paid in full, unless the Holder shall otherwise consent in writing:

     8.1 Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Holder:

         (a) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company's independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Holder, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

         (b) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

         (c) As soon as possible and in any event within 10 days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

         (d) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

         (e) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.

         (f) Such other information (including non-financial information) as any Holder may from time to time reasonably request.

     8.2 Notice of Default. The Company will, and will cause each Subsidiary to, give prompt notice in writing to the Holder of the occurrence of any Event of Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     8.3 Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and in good standing in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Without limiting the generality of the foregoing, the Company will not, and will not permit any of its Subsidiaries to:

         (a) take any action to change the members of its board of directors or executive management;

         (b) declare, pay or set aside for payment any dividend or other distribution payable in cash, stock, property or otherwise in respect of its capital stock; or directly or indirectly redeem, purchase, repurchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

         (c) other than the Loans and other Indebtedness in existence on the date hereof and disclosed in the Company SEC Documents, (A) incur or assume any debt or issue any debt securities, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (C) make any loans or advances to any person, other than with respect to extensions of credit to their respective customers in the ordinary course of business consistent with past practice, (D) pledge or otherwise encumber shares of capital stock of any of its Subsidiaries, or (E) mortgage or pledge any of its assets, tangible or intangible, or create any material Lien thereupon, except in the case of subsections (A) and (B) where such do not constitute Material Indebtedness;

         (d) enter into any new lines of business or otherwise make material changes to the operation of its business;

         (e) sell (whether by merger, consolidation or otherwise), lease, encumber, transfer or dispose of any material assets, or enter into any material commitment or transaction outside the ordinary course of business consistent with past practices; or

         (f) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article VI hereof materially untrue or incorrect.

     8.4 Taxes. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

     8.5 Insurance. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to any Holder upon request full information as to the insurance carried.

     8.6 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

     8.7 Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     8.8 Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Company.

     8.9 Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

         (a) Sales of inventory in the ordinary course of business;

         (b) Leases, sales or other dispositions of its Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries;

         (c) Any transfer of an interest in accounts or notes receivable on a limited recourse basis, provided that such transfer qualifies as a sale under GAAP and that the amount of such financing does not exceed $100,000 at any one time outstanding.

     8.10 Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (a) Cash Equivalent Investments; and

         (b) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in the Company SEC Documents.

     8.11 Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

         (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

         (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

         (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries;

         (e) Liens on the Company's accounts receivable in favor of Covad Communications Company granted pursuant to that certain Security Agreement dated as of June 5, 2001;

         (f) Liens in favor of the Holder, granted pursuant to the Security Agreement.

     8.12 Settlement of the Litigation. The Company will seek, in good faith and subject to the approval of its Board of Directors, to settle the Litigation and release the Letter of Credit.

     8.13 Dilution of Ownership. As to any securities pledged under the Security Agreement as Collateral (as defined therein) (other than securities of a class which are publicly traded), the Company will not consent to or approve of the issuance of, and will cause its Subsidiaries not to issue, (a) any additional shares of any class of securities of such issuer, (b) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities, or (c) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities.

     8.14 Voting Rights. As long as no Event of Default shall have occurred under this Agreement, any voting rights incident to any stock or other securities pledged as Collateral may be exercised by the

Company; provided, however, that the Company will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of the Holder, if the direct or indirect effect of such vote will result in an Event of Default under this Agreement.

                                   ARTICLE IX
                                PREEMPTIVE RIGHTS

     9.1 Preemptive Right. From the Closing Date until the third anniversary of the Original Issue Date, the Holder shall have the right to purchase a pro rata portion (based upon the number of shares of Common Stock the Holder would receive upon conversion of the Note or exercise of the Warrant on the date of the Preemptive Rights Notice in relation to the number of shares of Common Stock outstanding on such date, on a fully diluted basis) of any securities issued by the Company for a price per share less than the Conversion Price Per Share at the time of such issuance. The Holders preemptive rights shall not apply to (a) securities issued in connection with an acquisition approved by the Company's board of directors, (b) securities issued to employees, consultants, officers or directors pursuant to any Company Stock Plan, (c) securities issued in connection with any borrowings, including any type of loan or payment evidenced by any type of non-convertible debt instrument, (d) securities issued in connection with a public offering, (e) securities issued in connection with any stock split, stock dividend, or recapitalization, (f) any right, option or warrant to acquire any security convertible into the securities listed in (a) through (f) above and (g) any security issued or issuable upon the conversion of any convertible security or upon the exercise of any right, option or warrant.

     9.2 Notice of Issuance. Prior to any proposed issuance of securities at a price less than the Conversation Price, the Company shall provide the Holder with written notice of the terms of such proposed issuance (the "Preemptive Rights Notice") and the Holder shall have ten (10) days after its receipt of the Preemptive Rights Notice to elect, in writing delivered to the Company, to exercise such rights. If the Holder does not elect to exercise its preemptive rights with respect to such issuance, the Company may issue such securities upon the terms set forth in the Preemptive Rights Notice. In the event the Company fails to issue such securities within one hundred and twenty (120) days of the Preemptive Rights Notice, the Company must deliver a new Preemptive Rights Notice to the Holder and comply with the provisions of this Article IX prior to issuing such securities.

                                    ARTICLE X
                                    TRANSFERS

     10.1 Restricted Securities. The Holder acknowledges that the Notes will not be registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that, except as set forth in the Registration Agreement attached hereto as Exhibit C, the Company is not required to register the Notes.

     10.2 Legends; Holder's Representations. The Holder hereby represents and warrants to the Company that it is an "accredited investor" within the meaning of Rule 501 (a) under the Securities Act and is acquiring the Notes for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Company may place an appropriate legend on the Notes owned by the Holder concerning the restrictions set forth in this Article X. Upon the assignment or transfer by the Holder or any of its successors or assignees of all or any part of the Notes, the term "Holder" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Notes, or portion thereof.

     10.3 Transfer of Notes. Subject to Section 10.2 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $100,000 in original principal amount), by surrendering such Note to the Company duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Company shall simultaneously deliver to such holder or its designee such new Notes and shall mark the surrendered Notes as canceled. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the Company of such assignment specifying the new holder's name and address; in such case, the Company shall promptly acknowledge such assignment in writing to both the old and new holder. The Company shall not be required to recognize any subsequent holder of a Note unless and until the Company has received reasonable assurance that all applicable transfer taxes have been paid.

     10.4 Replacement of Lost Notes. Upon receipt of evidence reasonably satisfactory to the Company of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, the Company shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to the Company; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish the Company with an indemnity in writing to save it harmless in respect of such replaced Note.

     10.5 No Other Representations Affected. Nothing contained in this Article X shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Holder.

                                   ARTICLE XI
                                     DEFAULT

     11.1 Events of Default. An Event of Default shall mean the occurrence of one or more of the following described events:

         (a) the Company shall default in the payment of the commitment fee set forth in Section 2.2 or principal of or interest on the Notes when due, whether at maturity, upon any scheduled payment date or by acceleration or otherwise and such failure shall continue for a period of five (5) days after the Company's receipt of written notice from the Holder of such failure;

         (b) the Company shall default under any agreement under which any Indebtedness in an aggregate principal amount of $500,000, excluding the Covad Indebtedness, or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness, and such default shall not be remedied to the Holders reasonable satisfaction for a period of thirty (30) days from the earlier of (i) written notice from a Holder of such default or (ii) actual knowledge by the Company of such default;

         (c) any representation or warranty herein made by the Company, or any certificate or financial statement furnished pursuant to the provisions hereto shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

         (d) the Company shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Loan Documents, and such default shall not be remedied to the Holders reasonable satisfaction for a period of thirty (30) days from the earlier of (i) written notice from a Holder of such default or (ii) actual knowledge by the Company of such default;

         (e) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, "trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

         (f) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing;

         (g) both the following events shall occur; (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $500,000 at such time; and

         (h) a final judgment which, with other undischarged final judgments against any the Company, exceeds an aggregate of $500,000 (excluding the Final Judgment and other judgments to the extent the Company is fully insured or the deductible or retention limit does not exceed $500,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against the Company if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.

     11.2 Consequences of Event of Default.

         (a) Bankruptcy. If an Event of Default specified in paragraphs (e) or
(f) of Section 11.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other Loans or liabilities of the Company to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

         (b) Other Defaults. If any other Event of Default shall occur, the Holder may at its option, by written notice to the Company, declare the entire unpaid balance of the Notes, and interest accrued thereon and all other liabilities of the Company hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived; provided, that in the case of a default specified in paragraph (a) of Section 11.1 hereof shall occur, any holder of a Note may declare the entire unpaid balance of such Note and other amounts due hereunder and thereunder with regard to such Note to become immediately due and payable.

         (c) Penalty Interest. Following the occurrence and during the continuance of any Event of Default, the holders of the Notes shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and overdue interest, if any, on, the Notes at a rate per annum equal to the highest rate permitted by applicable law.

     11.3 Security. Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the Company under this Agreement or the Notes are secured pursuant to the terms of the Security Agreement.

                                   ARTICLE XII
                                OTHER AGREEMENTS

     12.1 Indemnification Regarding the Lawsuit. The Company hereby agrees to indemnify and hold the Holder, its heirs, assigns, attorneys and representatives harmless against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor) which the Holder may pay or incur arising out of or relating to the Lawsuit; and the Board of Directors of the Company, by approving this Agreement, acknowledges and agrees that (a) such indemnification has been approved by the Board of Directors of the Company, and (b) the Holder has met the standard required under the TBCA in order for the Holder to be entitled to receive such indemnification.

     12.2 Indemnification Regarding this Agreement. The Company hereby further agrees to indemnify the Holder, its heirs, assigns, attorneys and representatives against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Holder is a party thereto) which the Holder may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder; and the Board of Directors of the Company, by approving this Agreement, acknowledges and agrees that (a) such indemnification has been approved by the Board of Directors of the Company, and (b) the Holder has met the standard required under the TBCA in order for the Holder to be entitled to receive such indemnification.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

     13.1 Survival of Representations. All representations and warranties of the Company contained in this Agreement and the indemnification obligations of the Company set forth in Article XII shall survive the making of the Loans herein contemplated.

     13.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Holder shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

     13.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     13.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Company and the Holder and supersede all prior agreements and understandings among the Company and the Holder relating to the subject matter thereof.

     13.5 Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     13.6 Amendment. No amendment or modification to this Agreement or any of the Loan Documents shall be effective, unless in writing and signed by all the parties to the Loan Documents:

     13.7 Expenses. The Company shall reimburse the Holder for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys) paid or incurred by the Holder in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents and securitizing the Letter of Credit. The Company also agrees to reimburse the Holder for any costs and out-of-pocket expenses (including reasonable attorneys' fees) paid or incurred by any Holder in connection with the collection and enforcement of the Loan Documents.

     13.8 Severability. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     13.9 Nonliability of Holder. The relationship between the Company on the one hand and the Holder on the other hand shall be solely that of borrower and lender. The Holder shall not have any fiduciary responsibilities to the Company. The Holder does not undertake any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that the Holder shall have no liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. The Holder shall not have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     13.10 Confidentiality. The Holder agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure (i) to legal counsel, accountants, and other professional advisors to the Holder, (ii) to regulatory officials, (iii) to any Person as requested pursuant to or as required by law, regulation, or legal process, (iv) to any Person in connection with any legal proceeding to which the Holder is a party, (v) to the Holder's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties.

     13.11 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at (a) its address or facsimile number set forth on the signature pages hereof or (b) such other address or facsimile number as such party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

     13.12 Choice Of Law. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

     13.13 Venue. THE EXCLUSIVE JURISDICTION FOR ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS SHALL BE IN THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

     13.14 Waiver Of Jury Trial. THE COMPANY AND EACH HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     13.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the Company and the Holder has executed this Agreement as of the date first above written.

                                       INTERNET AMERICA, INC.


                                       By: /s/ Jack T. Smith
                                           -------------------------------------
                                       Title: Chief Executive Officer
                                       Address: One Dallas Centre
                                                350 N. St. Paul, Suite 3000
                                                Dallas, Texas 75201

                                       Attention: Jack T. Smith
                                       Telephone:
                                                  ------------------------------
                                       Fax:
                                            ------------------------------------


                                       /s/ William O. Hunt
                                       -----------------------------------------
                                       William O. Hunt
                                       Address: 17604 Woods Edge Drive
                                                Dallas, Texas 75287
                                       Telephone:
                                                  ------------------------------
                                       Fax:
                                            ------------------------------------
                                       Commitment Amount: $3,300,000.00

                                    EXHIBIT A

                             INTERNET AMERICA, INC.
                                CONVERTIBLE NOTE

$                                                                         , 2001
 ---------------                                                   -------

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO INTERNET AMERICA, INC. (THE "COMPANY") OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. THIS NOTE WAS ORIGINALLY ISSUED ON __________, 200_

THIS NOTE WAS ISSUED PURSUANT TO A LETTER OF CREDIT SECURITY COMMITMENT AGREEMENT, DATED AS OF SEPTEMBER 18, 2001 (AS FROM TIME TO TIME AMENDED, THE "COMMITMENT AGREEMENT"), BETWEEN THE COMPANY AND WILLIAM O. HUNT, A RESIDENT OF THE STATE OF TEXAS, AND IS ENTITLED TO THE BENEFITS THEREOF. ALL TERMS USED HEREIN UNLESS OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE COMMITMENT AGREEMENT. EACH HOLDER OF THIS NOTE WILL BE DEEMED, BY ITS ACCEPTANCE HEREOF, TO HAVE AGREED TO THE TERMS AND CONDITIONS SET FORTH IN THE COMMITMENT AGREEMENT.

     INTERNET AMERICA, INC., a Texas corporation (the "Company"), for value received hereby promises to pay to _______________, or registered assigns (the "Holder"), the principal amount of $___________ with interest on the unpaid principal of this Note, from the date hereof, at the rate of twelve percent (12%) per annum, except as otherwise may be provided herein. All payments hereunder are payable in lawful money of the United States of America at the place the Holder may designate in writing to the Company.

     Interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. It is the intention of the Company and the Holder to conform strictly to applicable usury laws. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Holder may charge the Company under applicable law and in regard to which the Company may not successfully assert the claim or defense of usury, and (ii) if any excess interest is provided for, it shall be deemed a mistake and the same shall be refunded to the Company or credited on the unpaid principal balance hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal contract rate and amount of interest.

     Interest on this Note shall be payable in quarterly installments, beginning on the first Business Day of the calendar quarter immediately following the date of this Note, until the second anniversary of the Original Issue Date. Thereafter, the unpaid principal and accrued interest of this Note shall be due and payable in four (4) equal quarterly installments of $_____________ on the first Business Day of each calendar quarter.

     The Company may prepay this Note, in whole or in part, upon thirty (30) days prior written notice to the Holder; provided that partial prepayments be made only in increments of $100,000. In the event of a proposed prepayment by the Company, (a) prior to such prepayment, the Holder shall have the right to convert into shares of Common Stock the amount of the proposed prepayment in accordance with Section 5.1 of the Commitment Agreement, regardless of the period of time that this Note has been outstanding, and (b) upon prepayment of this Note, to the extent Holder does not exercise its right to so convert, the Holder shall receive a warrant, to purchase one-half (1/2) of the number of shares of Common Stock that the Holder would have been able to convert into shares of Common Stock pursuant to subsection (a) of this paragraph. In the event of a Change in Control, this Note shall become immediately due and payable.

     If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day.

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Holder or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Holder or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Holder or any other holder hereof and applied to the indebtedness as herein provided.

     At any time and from time to time on or after the Original Issue Date, but before the second anniversary of the Original Issue Date, the Holder of this Note may convert all or any part of the principal and accrued interest of this
Note into shares of Common Stock. Any portion of this Note so converted into shares of Common Stock shall be converted at the Conversion Price, as adjusted as provided in the Commitment Agreement.

     This Note, when surrendered for conversion, shall be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Company duly executed by the Holder of this Note. For convenience, the conversion of all or a portion, as the case may be, of the principal of this
Note into Common Stock is hereinafter sometimes referred to as the conversion of this Note. In the event that this Note is converted in part only, upon such conversion, the Company shall execute and deliver to the Holder, without service charge, a new Note, of any authorized denomination or denominations as requested by the Holder, in aggregate principal amount equal to and in exchange for the unconverted portion of the principal of this Note so surrendered.

     No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. If the conversion of this Note results in a fraction, in lieu of such fractional share of Common Stock, the Company shall pay to the Holder in cash an amount equal to such fraction multiplied by the Weighted Average Closing Price.

     If an Event of Default as defined in the Commitment Agreement occurs and is continuing, the unpaid principal and accrued interest of this Note may be declared or otherwise immediately become due and payable in the manner, at the price, including all costs of enforcement (including reasonable attorneys' fees) and with the effect provided in the Commitment Agreement.

     Except as provided herein, the Company waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, grace, and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

     The undersigned hereby agrees to pay all expenses incurred by the Holder, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection, or if it is collected by suit or through any probate, bankruptcy or any other legal proceedings.

     If this Note is not paid at maturity, however maturity may be brought about, all principal due on the date of such maturity shall bear interest from the date of such maturity at the maximum contract rate of interest which the Holder may charge the Company under applicable law.

     No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

     Payments of principal and interest on this Note and all costs of enforcement are secured pursuant to the terms of the Security Agreement.

     This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Texas and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

     IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first above written.

                                       INTERNET AMERICA, INC.


                                       By:
                                           -------------------------------------
                                           Jack T. Smith, President

                                    EXHIBIT B

                               SECURITY AGREEMENT

     This Security Agreement (this "Agreement"), dated as of September 18, 2001, by and between Internet America, Inc., a Texas corporation ("Internet America"), and William O. Hunt, a resident of the State of Texas (the "Secured Party"), is made with reference to the following:

     WHEREAS, in order to induce the Secured Party to enter into the Letter of Credit Security Commitment Agreement dated as of the date hereof (the "Commitment Agreement") and to secure the Letter of Credit (as defined in the Commitment Agreement) and commit to loan money to Internet America, the Secured Party requires that Internet America grant to the Secured Party a security interest in the Collateral (as defined below) as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and other agreements hereinafter contained, in order to induce the Secured Party to undertake its obligations under the Commitment Agreement, Internet America hereby agrees with the Secured Party for its benefit as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The following terms shall have the meanings set forth below. Capitalized terms used, but not otherwise defined herein shall have the meanings ascribed to them in the Commitment Agreement.

     "Additional Property" shall mean and include the following property, which Internet America becomes entitled to receive or shall receive in connection with any other Collateral:

         (a) any stock certificate, including, without limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off;

         (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any other Collateral;

         (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property;

         (d) any interest, premium or principle payments; and

         (e) any conversion or redemption proceeds.

     "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign, upon the Collateral, Internet America or any of its Affiliates.

     "Collateral" shall mean and include:

         (a) all Equipment;

         (b) all General Intangibles;

         (c) all Inventory;

         (d) all Investment Property;

         (e) all of Internet America's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Internet America's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
(iii) other property, including warranty claims, relating to any goods securing this Agreement (other than Receivables); (iv) all of Internet America's contract rights, rights of payment which have been earned under a contract right, letter of credit rights, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money and securities (other than Receivables); (v) if and when obtained by Internet America, all real and personal property of third parties in which Internet America has been granted a lien or security interest, except where such security interest secures the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Internet America has expressly granted a security interest or may in the future grant a security interest to the Secured Party hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between the Secured Party and Internet America;

         (f) all of Internet America's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software, computer programs, tapes, disks and documents relating to (a), (b),
(c), (d), (e), (f) or (g) of this Paragraph;

         (g) all proceeds and products of (a), (b), (c), (d), (e), (f) or (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds; and

         (h) all Additional Property.

     "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Internet America, pursuant to which Internet America is to deliver any personal property or perform any services.

     "Equipment" shall mean and include all of Internet America's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, fittings, furniture, furnishings, fixtures, parts, accessories, improvements, repairs and all replacements and substitutions therefor or accessions thereto.

     "General Intangibles" shall mean and include all of Internet America's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, security interests or other security held by or granted to Internet America except where such security interest or security secures payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Inventory" shall mean and include all of Internet America's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Internet America's business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of Internet America, and all documents of title or other documents representing them.

     "Investment Property" shall mean and include all of Internet America's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts, commodities accounts, stocks, mutual fund shares, money market shares and U.S. Government Securities, including, without limitation, all capital stock of all Internet America's subsidiaries.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of Internet America taken as a whole, (b) Internet America's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or the Secured Party's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of the Secured Party's rights and remedies under this Agreement and the Other Documents.

     "Obligations" shall mean all financial obligations of Internet America under the Commitment Agreement, including but not limited to, those under the Letter of Credit and the Notes.

     "Permitted Encumbrances" shall mean (a) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Internet America; provided, that, the Lien shall have no effect on the priority of the Liens in favor of the Secured Party or the value of the assets in which the Secured Party has such a Lien and a stay of enforcement of any such Lien shall be in effect; (b) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Internet America's business with respect to obligations which are not due or which are being contested in good faith by Internet America; and (c) other Liens incidental to the conduct of Internet America's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the Secured Party's rights in and to the Collateral or which do not materially impair the use thereof in the operation of Internet America's business.

     "Receivables" shall mean and include all of Internet America's accounts (including, without limitation, all health-care insurance receivables), contract rights, instruments (including those evidencing indebtedness owed to Internet America by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Internet America arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Secured Party hereunder.

     "Termination Date" shall mean the date on which the Obligations are paid in full.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code in effect in the State of Texas.

                                   ARTICLE II
                                SECURITY INTEREST

     2.1 Security Interest in the Collateral. To secure prompt payment and performance to the Secured Party of the Obligations, Internet America hereby assigns, pledges and grants to the Secured Party for the benefit of the Secured Party a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Internet America shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Secured Party's security interest and shall cause its financial statements to reflect such security interest.

     2.2 Perfection of Security Interest.

         (a) Internet America shall take all action that may be necessary or desirable, or that the Secured Party may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Secured Party's security interest in the Collateral and to enable the Secured Party to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) delivering to the Secured Party, endorsed or accompanied by such instruments of assignment as the Secured Party may specify, and stamping or marking, in such manner as the Secured Party may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, and (iii) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to the Secured Party, relating to the creation, validity, perfection, maintenance or continuation of the Secured Party's security interest under the Uniform Commercial Code or other applicable law.

         (b) The Secured Party and Internet America hereby agree as follows:

               (i) The Secured Party may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral and which contain any other information required for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Such financing statements, continuation statements and amendments thereto may include generic descriptions of the Collateral and may be filed by Secured Party without Internet America's signature thereon. Internet America agrees to furnish any such information to the Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Secured Party on behalf of Internet America.

               (ii) Internet America shall, at any time and from time to time take such steps as the Secured Party may reasonably request to insure the continued perfection and priority of the Secured Party's security interest in any of the Collateral for the benefit of the Secured Party and of its rights therein, in any jurisdiction.

               (iii) Nothing contained herein shall be construed to narrow the scope of the Secured Party's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Secured Party except (and then only to the extent) mandated by applicable law.

         (c) Contemporaneously herewith, Internet America covenants and agrees to deliver to the Secured Party any certificates, documents or instruments representing or evidencing any securities pledged as Collateral, with Internet America's endorsement thereon and/or accompanied by proper instruments of transfer and assignment duly executed in blank, all in form and substance satisfactory to the Secured Party.

         (d) All charges, expenses and fees the Secured Party may incur in doing any of the foregoing, and any local taxes relating thereto, shall be added as additional principal to the Notes, or, at the Secured Party's option, shall be paid to the Secured Party for the ratable benefit of the Secured Party immediately upon demand.

     2.3 Disposition of Collateral. Internet America will safeguard and protect all Collateral for the Secured Party's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business.

     2.4 Preservation of Collateral. Following the occurrence of an Event of Default under the Commitment Agreement or the Notes, in addition to the rights and remedies set forth in the Commitment Agreement, the Secured Party: (a) may at any time take such steps as the Secured Party deems necessary to protect the Secured Party's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as the Secured Party may deem appropriate; (b) may employ and maintain at Internet America's and its subsidiaries' premises a custodian who shall have full authority to do all acts necessary to protect the Secured Party's interests in the Collateral; (c) may lease warehouse facilities to which the Secured Party may move all or part of the Collateral; (d) may use Internet America's and its subsidiaries' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through Internet America's and its subsidiaries' owned or leased property. Internet America shall, and shall cause its subsidiaries to, cooperate fully with all of the Secured Party's efforts to preserve the Collateral and will, and will cause its subsidiaries to, take such actions to preserve the Collateral as the Secured Party may direct. All of the Secured Party's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be added as additional principal to the Notes.

     2.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to the Secured Party's security interest: (a) Internet America shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to the Secured Party; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Internet America or delivered to the Secured Party in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Internet America that appear on such documents and agreements shall be genuine and Internet America shall have full capacity to execute same; and (d) Internet America's Inventory shall be located at the address set forth in the Commitment Agreement for notices to Internet America and shall not be removed from such location(s) without the prior written consent of the Secured Party except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 2.3 hereof.

     2.6 The Additional Property. All Additional Property received by Internet America shall be received in trust for the benefit of the Secured Party. All Additional Property and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Internet America, other than any cash that constitutes Additional Property, together with such instruments of transfer as the Secured Party may request, shall immediately be delivered to or deposited with the Secured Party and held by the Secured Party as Collateral under the terms of this Agreement. If the Additional Property received by Internet America shall be shares of stock or other securities, such shares of stock or other securities shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall be deemed to have possession of any Collateral in transit to the Secured Party or its agents.

     2.7 Defense of the Secured Party's Interests. Until (a) payment in full of all of the outstanding Obligations and (b) termination of this Agreement, the Secured Party's interests in the Collateral shall continue in full force and effect. During such period Internet America shall not, without the Secured Party's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 2.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Internet America shall defend the Secured Party's interests in the Collateral against any and all Persons whatsoever. At any time following demand by the Secured Party for payment of all Obligations, the Secured Party shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If the Secured Party exercise this right to take possession of the Collateral, Internet America shall, upon demand, assemble it in the best manner possible and make it available to the Secured Party at a place reasonably convenient to the Secured Party. In addition, with respect to all Collateral, the Secured Party shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Internet America shall, and each of the Secured Party may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Secured Party holds a security interest to deliver same to the Secured Party and/or subject to the Secured Party's order and if they shall come into Internet America's possession, they, and each of them, shall be held by Internet America in trust as the Secured

Party's trustee, and Internet America will immediately deliver them to the Secured Party in their original form together with any necessary endorsement.

     2.8 Compliance with Laws. Internet America shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Internet America's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Internet America may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of the Secured Party to protect the Secured Party's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

     2.9 Inspection of Premises. At all reasonable times the Secured Party shall have full access to and the right to audit, check, inspect and make abstracts and copies from Internet America's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Internet America's business. The Secured Party and its agents may upon reasonable advance notice, enter upon Internet America's and its subsidiaries' premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Internet America's business, provided, however, the Secured Party shall conduct such inspections no more than one (1) time per year unless an Event of Default shall have occurred and be continuing, in which event there shall be no restrictions on the number of inspections the Secured Party may charge Internet America.

     2.10 Insurance. Internet America shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Internet America's own cost and expense in amounts and with carriers reasonably acceptable to the Secured Party, Internet America shall (a) keep all its insurable properties and properties in which Internet America has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Internet America's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Internet America insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Internet America either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Internet America is engaged in business; (d) furnish the Secured Party with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to the Secured Party, naming the Secured Party as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (b) above, and providing (A) that all proceeds thereunder shall be payable to the Secured Party, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to the Secured Party. In the event of any loss thereunder, the carriers named therein hereby are directed by the Secured Party and Internet America to make payment for such loss that would ordinarily be made payable to Internet America rather than to a third party to the Secured Party and not to Internet America and the Secured Party jointly. If any insurance losses are paid by check, draft or other instrument payable to Internet America and the Secured Party jointly, the Secured Party may endorse Internet America's name thereon and do such other things as the Secured Party may deem advisable to reduce the same to cash. The Secured Party is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by the Secured Party upon any such insurance may be applied to the Obligations, in such order as the Secured Party in its sole discretion shall determine. Any surplus shall be paid by the Secured Party to Internet America or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Internet America to the Secured Party, on demand.

     2.11 Failure to Pay Insurance. If Internet America fails to obtain insurance as hereinabove provided, or to keep the same in force, the Secured Party, if the Secured Party so elect, may obtain such insurance and pay the premium therefor and such expenses so paid shall be part of the Obligations.

     2.12 Payment of Taxes. Internet America will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Internet America or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Internet America and the Secured Party which the Secured Party may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in the Secured Party's opinion, may possibly create a valid Lien on the Collateral, the Secured Party may without notice to Internet America pay the taxes, assessments or other Charges and Internet America hereby indemnifies and holds the Secured Party harmless in respect thereof. The Secured Party will not pay any taxes, assessments or Charges to the extent that Internet America has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Secured Party to protect the Secured Party's security interest in or Lien on the Collateral. The amount of any payment by the Secured Party under this Section 2.11 shall be added to the Obligations and, until Internet America shall furnish the Secured Party with an indemnity therefor (or supply the Secured Party with evidence satisfactory to the Secured Party that due provision for the payment thereof has been made), the Secured Party may hold without interest any balance standing to Internet America's credit and the Secured Party shall retain its security interest in any and all Collateral held by the Secured Party.

     2.13 Exculpation of Liability. Nothing herein contained shall be construed to constitute the Secured Party as Internet America's agent for any purpose whatsoever, nor shall the Secured Party be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Secured Party, whether by anything herein or in any assignment or otherwise, does not assume Internet America's obligations under any contract or agreement assigned to the Secured Party, and the Secured Party shall not be responsible in any way for the performance by Internet America of any of the terms and conditions thereof.

     2.14 Financing Statements. No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Internet America represents and warrants as follows:

     3.1 Internet America has full power, authority and legal right to grant to the Secured Party a security interest in the Collateral pursuant to this Agreement, and the execution and delivery of this Agreement has been duly authorized by Internet America;

     3.2 No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the grant by Internet America to the

Secured Party of a security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Internet America, or (ii) for the exercise by the Secured Party of rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement;

     3.3 The grant by Internet America of a security interest in the Collateral pursuant to this Agreement creates a valid security interest in the Collateral in favor of the Secured Party, securing the payment of the Obligations;

     3.4 No part of the Collateral is used or was bought for personal, family or household purposes;

     3.5 The Inventory consists of items of a quality and quantity useable and saleable in the ordinary course of business by Internet America without markdown or discount, all of which are merchantable and fit for their particular purpose, except for obsolete and slow moving items and items below standard quality (which in any event do not exceed normal commercial standards in amount, and all of which have been written down on the books of Internet America to the lower of cost or net realizable market value or have been provided for by adequate reserves. No items included in the Inventory are held by Internet America on consignment from others. The amount of the Inventory shown on Internet America's financial statements is based on quantities and valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years;

     3.6 Internet America has exclusive possession of all of the Collateral, and all of the Collateral is maintained at Internet America's principal place of business or such other place(s) as are set forth in the Commitment Agreement; and

     3.7 No restrictions or conditions exist with respect to the transfer or voting of any securities pledged as Collateral, except for those restrictions under state and federal securities laws or as has otherwise been disclosed to the Secured Party in writing. To the best of Internet America's knowledge, no issuer of such securities (other than securities of a class which are publicly traded) has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding entitling any party to have issued to such party capital stock of such issuer, except as has been disclosed to the Secured Party in writing.

                                   ARTICLE IV
                          LIABILITY AND INDEMNIFICATION

     Internet America agrees to indemnify and to hold the Secured Party harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys' fees and disbursements) with respect to (i) any action taken or any omission by the Secured Party with respect to this Agreement, provided that the Secured Party's conduct does not constitute willful misconduct or gross (not mere) negligence, and (ii) any claims arising out of Internet America's ownership of the Collateral or the Secured Party's security interest therein.

                                    ARTICLE V
                           SECURITY INTEREST ABSOLUTE

     All rights of the Secured Party and security interests hereunder, and all obligations of Internet America hereunder, shall be absolute and unconditional irrespective of:

     5.1 any lack of validity or enforceability of the Commitment Agreement or any other agreement or instrument relating thereto;

     5.2 any other amendment or waiver of or any consent to any departure from the Commitment Agreement or any other agreement or instrument relating thereto;

     5.3 any exchange or non-perfection of any other Collateral, or any amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; or

     5.4 any other circumstance which might otherwise constitute a defense available to, or a discharge of, Internet America other than a release of the Secured Party's rights and security interests or the payment in full of the Obligations; provided however that if at any time any payment, or any portion of a payment, to the Secured Party is recaptured or required to be disgorged under applicable bankruptcy or insolvency laws or otherwise, then the recaptured or disgorged payment shall thereafter be deemed an Obligation hereunder; Internet America agrees to take any all acts reasonably requested by the Secured Party to give effect to this Section 5.

                                   ARTICLE VI
             CONTINUING SECURITY INTEREST, ASSIGNMENT OF OBLIGATIONS

     6.1 This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon Internet America, its successors and assigns, (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns, (d) constitute, along with the Commitment Agreement and the other agreements and instruments relating thereto, the entire agreement between Internet America and the Secured Party, and (e) be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Upon the payment in full of the Obligations, the Secured Party, at the request and expense of Internet America, shall release the security interests in the Collateral granted herein and execute such termination statements as may be necessary therefor, to the extent that such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.

                                  ARTICLE VII.
                              RETURN OF COLLATERAL

     Subject to any duty imposed by law or otherwise to the holder of any subordinate lien on the Collateral known to the Secured Party, and subject to the direction of a court of competent jurisdiction, upon the payment in full of the Obligations, Internet America shall be entitled to the return of all Collateral in the possession of the Secured Party, provided, however, that (a) the Secured Party shall not be obligated to return to Internet America or deliver to the holder of any subordinate lien any such Collateral until they are satisfied that all amounts with respect to the Obligations are no longer subject to being recaptured under applicable bankruptcy or insolvency laws or otherwise and (b) if the Secured Party determines not to return Collateral in its possession (pursuant to clause (a) of this Article VII), the Secured Party shall turn over such possessory Collateral, upon the reasonable request of Internet America and upon Internet America's grant of a second priority security interest in the possessory Collateral, to a replacement lender which requires a first priority interest in the possessory Collateral. Any return or turn over of Collateral, however effected, shall be without recourse to the Secured Party, and the Secured Party shall be entitled to receive appropriate documentation to such effect. The return of Collateral shall be affected without representation or warranty and shall not entitle Internet America to any right to any endorsement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Amendment; Waiver. No amendment or waiver of any provision of this Agreement nor consent to any departure by Internet America herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.2 Expenses. Internet America will upon demand pay to the Secured Party the amount of any and all reasonable expenses actually incurred, including the fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, and (iv) the failure by Internet America to perform or observe any of the provisions hereof.

     8.3 Private Sale of Securities. Internet America recognizes that the Secured Party may be unable to effect a public sale of all or any part of the securities pledged as Collateral because of restrictions in applicable federal and state securities laws and that the Secured Party may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Internet America acknowledges that any such private sale may be at prices and other terms less favorable than what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer to register such securities for public sale under any federal or state securities laws.

     8.4 Notices. All notices, demands and requests of any kind which either party may be required or desires to serve upon the other hereunder shall be in writing and shall be delivered and be effective in accordance with the notice provision of the Commitment Agreement.

     8.5 Governing Law, Terms. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas without regard to its choice of laws principles. Unless otherwise defined herein or in the Commitment Agreement, terms defined in the Uniform Commercial Code are used herein as therein defined.

     8.6 Trial By Jury. INTERNET AMERICA HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY DOCUMENT RELATING HERETO OR ANY SECURED OBLIGATION, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       INTERNET AMERICA, INC.


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                                       By:
                                          --------------------------------------
                                       William O. Hunt

                                    EXHIBIT C

                               WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK OF
                             INTERNET AMERICA, INC.

     THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO INTERNET AMERICA, INC. (THE "COMPANY") OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

     THIS WARRANT WAS ISSUED PURSUANT TO A LETTER OF CREDIT SECURITY COMMITMENT AGREEMENT, DATED AS OF SEPTEMBER 18, 2001 (AS FROM TIME TO TIME AMENDED, THE "COMMITMENT AGREEMENT"), BETWEEN THE COMPANY AND WILLIAM O. HUNT, A RESIDENT OF THE STATE OF TEXAS, AND IS ENTITLED TO THE BENEFITS THEREOF. ALL TERMS USED HEREIN UNLESS OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE COMMITMENT AGREEMENT. EACH HOLDER OF THIS WARRANT WILL BE DEEMED, BY ITS ACCEPTANCE HEREOF, TO HAVE AGREED TO THE TERMS AND CONDITIONS SET FORTH IN THE COMMITMENT AGREEMENT.

     This certifies that __________ (the "HOLDER"), or assigns, is entitled to purchase from Internet America, Inc., a Texas corporation (the "COMPANY"), subject to the terms set forth below, a maximum of __________ fully paid and nonassessable shares (subject to adjustment as provided herein) (the "WARRANT SHARES") of the Company's common stock, $.01 par value per share Common Stock ("COMMON STOCK") for cash at a price per share equal to the Conversion Price Per Share (the "EXERCISE PRICE") (subject to adjustment as provided herein) at any time or from time to time up to and including 5:00 p.m. (Central Time) on the second anniversary of the Original Issue Date (the "EXPIRATION DATE") upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price and Warrant Shares are subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued subject to the following terms and conditions:

     2. EXERCISE, ISSUANCE OF CERTIFICATES, REDUCTION IN NUMBER OF WARRANT
SHARES.

         2.1 GENERAL. This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time or from time to time following its issuance, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder.

         2.2 NET ISSUE EXERCISE OF WARRANT. Notwithstanding any provisions herein to the contrary, if the FAIR MARKET VALUE (AS DEFINED HEREIN) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                X=  Y (A-B)
                       A

         Where  X=  the number of shares of Common Stock to be issued to Holder;

                Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

                A= the Fair Market Value of one share of Common Stock (at the date of such calculation); and

                B= Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation and elsewhere in this Warrant, the "FAIR MARKET VALUE" of one share of Common Stock shall be the average of the closing bid and asked prices of Common Stock quoted in the over-the-counter market summary or the last reported sale price of Common Stock or the closing price quoted on the NASDAQ National Market System or on any established stock exchange or other national market system on which Common Stock is listed, as published in The Wall Street Journal for the trading day immediately prior to the date of determination of fair market value. In the event the Common Stock is not listed on an established stock exchange or other national market system, the Fair Market Value of a share of Common Stock shall be determined by the Company's Board of Directors in the good faith exercise of its reasonable business judgment.

     3. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, EITHER IN CASH OR BY NET ISSUE PURSUANT TO SECTION 1.2, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefore.

     4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

         4.1 ADJUSTMENT OF WARRANT SHARES AND EXERCISE PRICE. In order to prevent dilution of the rights granted under this Warrant, the number of Warrant Shares and the Exercise Price therefor shall be subject to adjustment from time to time as provided in Sections 5.2, 5.3 and 5.6 of the Commitment Agreement, which shall apply mutatis mutandis.

         4.2 NOTICES. Immediately upon any adjustment of the Warrant Shares and Exercise Price, the Company will give written notice thereof to the Holders, setting forth in reasonable detail and certifying the calculation of such adjustment.

     5. NO VOTING OR DIVIDEND RIGHTS. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

     6. COMPLIANCE WITH SECURITIES ACT: TRANSFERABILITY OF WARRANT, DISPOSITION OF SHARES OF COMMON STOCK.

         6.1 COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. This Warrant and all Warrant Shares (unless registered under the Securities Act of 1933, as amended (the "Act")) shall be stamped or imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

         6.2 WARRANT TRANSFERABLE. Subject to compliance with applicable federal and state securities laws under which this Warrant was purchased, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed.

         6.3 DISPOSITION OF WARRANT SHARES AND COMMON STOCK. With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof and indicating whether or not under the Act certificates for such Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. Notwithstanding the foregoing, such Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     7. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     8. NOTICES. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by hand or messenger or shall be sent by certified mail, postage prepaid, or by overnight courier to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other. Each such notice or other communication shall be treated as effective or having been given (i) when delivered if delivered personally,
(ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after the same has been registered or certified as aforesaid, or (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service.

     9. OTHER NOTICES. If at any time:

         (1) the Company shall declare any cash dividend upon its Common Stock;

         (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

         (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

         (4) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

         (5) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place; provided, however, that the Holder shall use its best commercial efforts to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or conversion, as the case may be.

     10. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas, without regard to its choice of laws principles.

     11. LOST OR STOLEN WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

     12. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

     13. NO IMPAIRMENT. The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company's obligations hereunder.

     13. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this ____ day of _________, 200_.

                                       INTERNET AMERICA, INC.


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                              FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: INTERNET AMERICA, INC.

[Please mark one box]

     The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ shares of Common Stock of Internet America, Inc. (the "COMPANY") and herewith makes payment of $_________ therefor.

     The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________________ shares of Common Stock of the Company and herewith elects to pay for such shares by reducing the number of shares issuable thereunder in accordance with Section 1.2 thereof. The undersigned hereby authorizes the Company to make the required calculation under Section 1.2 of the Warrant.

The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof. The undersigned requests that certificates for such shares be issued in the name of, and delivered to: whose address is:

DATED:
      -----------------------------

                                       (Signature must conform in all respects
                                       to name of Holder as specified on the
                                       face of the Warrant)

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT ("Agreement"), is dated as of September 18, 2001, among INTERNET AMERICA, INC., a Texas corporation (the "Company"), and WILLIAM O. HUNT (the "Holder"Holder).

                                    RECITALS:

     A. The Holder and the Company are parties to that certain Letter of Credit Security Commitment Agreement (the "Commitment Agreement") pursuant to which, among other things, the Holder will provide security for a letter of credit to be issued on behalf of the Company (the "Letter of Credit").

     B. In the event the Letter of Credit is funded or reduced by the Company, the Company may be required to issue to Holder shares of the Company's common stock, par value $0.01 per share (the "Common Stock") pursuant to the terms of the Commitment Agreement or a Convertible Note or Warrant Agreement issued by the Company in connection with the Commitment Agreement or in accordance with certain preemptive rights granted to Holder under the Commitment Agreement (collectively, the "Shares").

     C. For good and valuable consideration, the receipt of which is hereby acknowledged, the Company is willing to grant the registration rights set forth in this Agreement. NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     Affiliate: the meaning set forth in Rule 12b-2 under the Exchange Act.

     Commitment Agreement: is defined in the Recitals.

     Effectiveness Period: is defined in Section 5.1(b).

     Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Incidental Registration: is defined in Section 3.1.

     Loan: is defined in the Recitals.

     Note: is defined in the Recitals.

     Piggy-Back Request: is defined in Section 3.1.

     Prospectus: the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     Registrable Securities: the Shares and any other securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, provided that any particular shares of such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such shares shall have become eligible to be sold to the public by the Holder pursuant to Rule 144(k) under the Securities Act, (iii) subsequent disposition of such shares shall not require registration or qualification of them under the Securities Act or of any similar state law then in force; or (iv) such shares shall have ceased to be outstanding.

     Registration: a registration of securities (including Registrable Securities) under the Securities Act.

     Registration Expenses: any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NASDAQ and other registration, listing and filing fees (other than fees and expenses incurred in connection with compliance with state securities or blue sky laws); (ii) all fees and expenses incurred in connection with compliance with the rules for trading securities on the NASDAQ or on any stock exchange on which the Common Stock is traded (including reasonable fees and disbursements of counsel to the underwriters in connection with such compliance and the preparation of a Blue Sky Memorandum and legal investment survey), (iii) all expenses of printing, distributing, mailing and delivering, any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and expenses of any trustee, transfer agent, registrar, escrow agent or custodian,
(vi) the expenses customarily borne by the issuer incurred in connection with making road show presentations, if any, to facilitate the distribution and sale of Registrable Securities, and (vii) all internal expenses of the Company

(including all salaries and expenses of officers and employees performing legal or accounting duties).

     Registration Request: is defined in Section 2.

     Registration Statement: any registration statement of the Company that covers any Registrable Securities filed or to be filed pursuant to this Agreement in connection with a Registration of Registrable Securities pursuant to Sections 2 or 3, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Rule 144(k): Rule 144(k) (or any successor provision) under the Securities Act.

     SEC: the Securities and Exchange Commission. Securities Act: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Underwritten Registration or Underwritten Offering: a Registration in which securities of the Company (including Registrable Securities) are sold to an underwriter for reoffering to the public.

     SECTION 2. Registration Upon Demand.

     2.1 At any time during the term of this Agreement, the Holder of a majority of the Registrable Securities then outstanding may deliver to the Company one, and only one, written request that all, or a portion, of the Registrable Securities be registered (in an underwritten public offering or otherwise) pursuant to the terms of this Agreement (a "Demand Registration Request").

     2.2 In addition to the registration rights provided in Section 2.1 above, at any time, and from time to time, during the term of this Agreement if at any time the Company is eligible to use SEC Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, the Holder of a majority of the Registrable Securities then outstanding may deliver to the Company a written request that all, or a portion, of the Registrable Securities be registered (in an underwritten public offering or otherwise) on such form (an "S-3 Registration Request, and together with a Demand Registration Request, a "Registration Request"). The Company will use its best commercial efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes.

     2.3 Within 31 days after a Registration Request, the Company shall prepare and file a Registration Statement on the appropriate SEC form to effect the Registration of all Registrable Securities which the Company has been requested to register pursuant to the Registration Request, to the extent requisite to permit the public disposition of such Registrable Securities.

The Company shall use its best commercial efforts to cause the Registration Statement that is the subject of this Section 2 to be declared effective by the SEC upon the earlier to occur of (a) 90 days after the date of the Registration Request, (ii) 60 days following the filing of the Registration Statement, or
(iii) five business days after receipt of a "no review" or similar letter from the SEC. Should the Registration Statement not relate to the entire number of Registrable Securities requested by the Holder in the Registration Request, the Company shall be required to promptly file a separate Registration Statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such Registrable Securities that then remain unregistered. The provisions of this Agreement shall relate to such separate Registration Statement as if it were an amendment to the Registration Statement filed pursuant to the Registration Request.

     2.4 Notwithstanding the foregoing, if the Company furnishes to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for a Registration Upon Demand to be effected at such time, then, the Company shall have the right to defer the filing of the Registration Upon Demand for a period of not more than one hundred twenty (120) days after receipt of the Registration Request under Section 2.1.

     SECTION 3. Incidental Registration Rights.

     3.1 Requests for Incidental Registration. If the Company proposes to register any of its equity securities (other than pursuant to a Registration on Form S-4 or S-8 or any successor form) and the Registration form to be used may be used for Registration of the Registrable Securities, it will give prompt written notice to the Holder of its intention to effect such Registration (the "Incidental Registration"). Within ten business days of receiving such written notice of an Incidental Registration, the Holder may make a written request (the "Piggy-Back Request") that the Company include in the proposed Incidental Registration all, or a portion, of the Registrable Securities owned by the Holder (which Piggy-Back Request shall set forth the Registrable Securities intended to be disposed of by the Holder and the intended method of disposition thereof).

     3.2 Obligation to Effect Incidental Registration..

         (a) The Company will use its best commercial efforts to include in any Incidental Registration all Registrable Securities which the Company has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

         (b) Notwithstanding the preceding Sections 3.1 and 3.2(a):

               (i) the Company shall not be obligated pursuant to this Section 3 to effect a Registration of Registrable Securities requested pursuant to a timely Piggy-Back Request if the Company discontinues the related Incidental Registration at any time prior to the effective date of any Registration Statement filed in connection therewith; and

               (ii) if a Registration pursuant to this Section 3 involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall advise the Company that, in its opinion, the number of securities requested and otherwise proposed to be included in such Registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such Registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company proposes to sell for its own account in such Registration and second, the Registrable Securities of the Holder requesting to be included in such Registration and all other securities requested to be included in such Registration on a pro rata basis.

     SECTION 4. Underwriters.

     4.1 Underwritten Offers. The provisions of this Section 4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 2, 3 and 5, to any Registration which is an underwritten offering.

     4.2 Selection of Underwriters. If a Registration of Registrable Securities is being effected pursuant to Section 3 and such securities are to be distributed by or through one or more underwriters, the Company shall have the right to select one or more underwriters to administer the offering.

     4.3 Participation in Underwritten Registrations. A Holder may not participate in any underwritten Registrations hereunder unless the Holder agrees to sell the Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company.

     4.4 Holdback Agreement of the Holder. If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or is required to use reasonable efforts to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 3, each of the Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities, of any other equity securities of the Company, or of any securities convertible into or exchangeable for any equity securities of the Company, within 15 days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required) after the effective date of the Registration Statement relating to such Registration, except as part of such Registration or with the prior written consent of the Company and the managing underwriter, if any.

     SECTION 5. Registration Procedures.

     5.1 Obligations of the Company. If and whenever the Company is required pursuant to Section 2 or Section 3 to effect a Registration of Registrable Securities, the Company shall, subject to the provisions of Section 2 or Section 3:

         (a) prepare and file with the SEC a Registration Statement covering such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

         (b) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement and Prospectus used in connection therewith effective at least until the earlier of (i) 90 days after the effective date of such Registration Statement, and (ii) the completion of the distribution by the Holder of all of the Registrable Securities covered by such Registration Statement (the "Effectiveness Period");

         (c) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states within the United States as the Company determines, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any state wherein it is not so qualified, subject itself to taxation in any state wherein it is not so subject, or take any action which would subject it to general service of process in any state wherein it is not so subject; and

         (d) (i) notify the Holder of Registrable Securities covered by such Registration Statement if, to its knowledge, such Registration Statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such Registration Statement and use commercially reasonable efforts to cause such post-effective amendment to become effective such that such Registration Statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify the Holder of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, if, to its knowledge, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as practicable, prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The Holder agrees that upon receipt of any notice from the Company pursuant to Section 5.1(d), the Holder will promptly discontinue the Holder's disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder shall have received notice from the Company that such Registration Statement has been amended and/or copies of the supplemented or amended Prospectus contemplated by Section 5.1(d) have been furnished. If so directed by the Company, the Holder of Registrable Securities will deliver to the Company all copies, other than permanent file copies, in the Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

     5.2 Seller Information. The Company may require the Holder of any Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request and as shall be required by law in connection therewith. The Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not materially false or misleading.

     SECTION 6. Registration Expenses. The Company shall pay all Registration Expenses arising from or incidental to the performance of, or compliance with, this Agreement, provided that the Holder requesting such Registration shall bear any transfer taxes applicable to its Registrable Securities registered thereunder, customary (both as to type and amount) commissions, discounts or other compensation payable to the underwriters (including fees and expenses of underwriters' counsel), selling brokers, managers or other similar persons engaged in the distribution of any of the Registrable Securities, and the fees and expenses of the Holder's own counsel.

     SECTION 7. Indemnification.

     7.1 Indemnification by the Holder of Registrable Securities. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to this Agreement that the Company shall have received an undertaking satisfactory to it from the Holder to indemnify, defend and hold harmless, the Company, its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company from and against any and all losses, claims, damages and liabilities, joint or several, to which any of the foregoing may become subject, under the Securities Act or otherwise, based upon or arising out of any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any preliminary prospectus, final Prospectus or summary Prospectus, or any amendment or supplement thereto, or omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in the preparation of such

Registration Statement, preliminary prospectus, final Prospectus, summary Prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by the Holder.

     7.2 Indemnification by the Holder of Registrable Securities. The Company shall indemnify, defend and hold harmless, the Holder, its its heirs, assigns, attorneys and representatives from and against any and all losses, claims, damages and liabilities, joint or several, to which any of the foregoing may become subject, under the Securities Act or otherwise, based upon or arising out of any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any preliminary prospectus, final Prospectus or summary Prospectus, or any amendment or supplement thereto, or omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by the Company expressly for use in the preparation of such Registration Statement, preliminary prospectus, final Prospectus, summary Prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder and shall survive the transfer of such Registrable Securities by the Holder.

     7.3 Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 7 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

     7.4 Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 7.3 except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 7 if such indemnification were enforceable under applicable law.

     SECTION 8. Miscellaneous.

     8.1 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     8.2 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the Holder of such Registrable Securities for purposes of any request or other action by the Holder pursuant to this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     8.3 Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the consent of the parties hereto or their respective successors in interest and (b) the date on which no Registrable Securities remain outstanding, and (c) the date on which the Holder may resell all of the Registrable Securities under Rule 144(k); provided, however, that the parties' obligations under Section 7 shall survive the termination of this Agreement.

     8.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram:

              (i) If to the Holder, at:

                  William O. Hunt
                  17604 Woods Edge Drive
                  Dallas, Texas 75287

                  with a copy to:
                  Vinson & Elkins L.L.P.
                  3700 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas 75201
                  Attention: Winston Oxley

              (ii) If to the Company, at:
                   Internet America, Inc.
                   One Dallas Centre
                   350 N. St Paul, Suite 3000
                   Dallas, Texas 75201
                   Attention: Jack T. Smith

                   with a copy to:
                   Jackson Walker L.L.P.
                   901 Main Street
                   Suite 600
                   Dallas, Texas 75202
                   Attention: Richard Dahlson

or, in each case, at such other address as may be specified in writing to the other parties hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

     8.5 Amendments; Waivers; etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     8.6 Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     8.8 Successors, Assigns and Transferees. This Agreement shall be assignable or otherwise transferable by the Holder upon written notice to the Company of such assignment or transfer. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.9 No Third Party Beneficiaries. Except as provided in Section 8 with respect to indemnification of certain third parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     8.10 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     8.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     8.12 Confidentiality. The Holder shall treat as confidential and shall not use confidential information of the Company acquired from the Company pursuant to this Agreement except in accordance with the terms and provisions of this Agreement and the Holder's rights and obligations hereunder, and will not disclose the same or any part thereof to any third party without the prior written approval of the Company; provided, however, that nothing contained herein shall in any way restrict or impair a Holder's right to use, disclose, or otherwise deal with any information of the Company which:

     (a) at the time of the disclosure is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the Holder;

     (b) was in the Holder's possession prior to the time of disclosure hereunder and was not acquired directly or indirectly from the Company;

     (c) is independently made available to the Holder as a matter of right by a third party, or

     (d) was developed independent of the confidential information obtained from the Company.

                                    *********

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       INTERNET AMERICA, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       -----------------------------------------
                                       William O. Hunt